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EXHIBIT 3.2

                                    AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                           CASTLE DENTAL CENTERS, INC.

         The undersigned, James M. Usdan, Chief Executive Officer of Castle Dental Centers, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify as follows:

         FIRST:  The name of the Corporation is Castle Dental Centers, Inc.

         SECOND: This Amendment (the "Amendment") to the Certificate of Incorporation of the Corporation (the "Certificate") was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law. The Board of Directors has duly adopted resolutions setting forth and declaring advisable this Amendment and the holders of a majority of the outstanding stock of the Corporation entitled to vote at the regularly scheduled annual meeting of the stockholders have voted in favor of this Amendment.

         THIRD: The Certificate is hereby amended by amending and restating the first paragraph of Article IV to be and read as follows:

         The total number of shares of all classes of stock which the Corporation shall have authority to issue is 102,000,000 shares, consisting of: (i) 100,000,000 shares of Common Stock, par value $.000001 per share (herein called the "Common Stock"); (ii) 1,000,000 shares of Class B Nonvoting Common Stock, par value $.000001 per share (herein called the "Class B Common Stock"); and
         (iii) 1,000,000 shares of Preferred Stock, par value $.000001 per share (herein called the "Preferred Stock").

         FOURTH: The Certificate is hereby further amended by deleting Article IX of the Certificate in its entirety.

         IN WITNESS WHEREOF, the undersigned has executed this Amendment on behalf of the Corporation and has attested such execution and does verify and affirm, under penalty of perjury, that this Amendment is the act and deed of the Corporation and that the facts stated herein are true as of this 28/th/ day of January, 2003.

                                        Castle Dental Centers, Inc.

                                        By: /s/ James M. Usdan
                                           ------------------------------------
                                        James M. Usdan, Chief Executive Officer